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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated March 19, 1999 included in the PennzEnergy Company Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.




                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 25, 1999